EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             URREA ENTERPRISES, INC.

     We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the General Corporation Law of the State of Nevada, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I
                                      Name

            The name of this corporation is URREA Enterprises, Inc.

                                   ARTICLE II
                                    Duration

                 The duration of this corporation is perpetual.

                                   ARTICLE III
                                     Purpose

     The purpose or purposes for which this corporation is organized are:

     (a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Nevada.

     (b) To engage in mining and mining development and to do all acts necessary in connection with said business purpose.

     (c) To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conductive to or expedient for the protection


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or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world; as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                                   ARTICLE IV
                                     Stock

     The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $0.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

                                   ARTICLE V
                                   Amendment

     These Articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                                   ARTICLE VI
                               Shareholder Rights

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

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                                  ARTICLE VII
                            Initial Office and Agent

     The address of the initial registered office of the corporation is and the name of the corporation's initial registered agent at such address is Laughlin Associates, 2533 North Carson Street, Carson City, Nevada 89706.

                                  ARTICLE VIII
                                   Directors

     The number of Directors constituting the initial Board of Directors of this corporation is three. The name and address of the persons who are to serve as director until the first annual meeting of stockholders, or until their successors are elected and qualified are:

          Deryl J. Sweat
          P.O. Box 1568
          Rock Springs, Wyoming 82902

          Martin Goicoechea
          P.O. Box 6201
          Rock Springs, Wyoming 82901

          Albert A. Etcheverry
          904 Potter Street
          Rock Springs, Wyoming 82901

                                   ARTICLE IX
                                 Incorporators

     The name and address of each incorporator is:

          Deryl J. Sweat
          P.O. Box 1568
          Rock Springs, Wyoming 82902

          Martin Goicoechea
          P.O. Box 6201
          Rock Springs, Wyoming 82901

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          Albert A. Etcheverry
          904 Potter Street
          Rock Springs, Wyoming 82901

                                   ARTICLE X
              Common Directors - Transactions Between Corporations

     No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

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                                   ARTICLE XI
                     LIMITED LIABILITY AND INDEMNIFICATION
                           OF DIRECTORS AND OFFICERS

     No Director of Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for a breach of a fiduciary duty as a Director or Officer involving any action or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director and Officer of the corporation for: (a) acts or omission which involve intentional misconduct, fraud or knowing violation of law or (b) a payment of a dividend in violation of Nevada Revised Statues Section 78.300.

DATED this ________ day of ________________________, 1993.

                                           /s/ Martin Goicoechea
                                           ------------------------------------

                                           /s/ Deryl J. Sweat
                                           ------------------------------------

                                           /s/ Albert A. Etcheverry
                                           ------------------------------------


STATE OF WYOMING  )
                  ) ss
COUNTY OF         )

     I hereby certify that on the ___________ day of _______________________,
1992, Deryl J. Sweat, Martin Goicoechea, and Albert A. Etcheverry, personally appeared before me who, being by me first duly sworn, severally declared that they are the incorporators and that the statements therein contained are true.

DATED this __________ day of ____________________, 1993.


                                           /s/
                                           ------------------------------------
                                           NOTARY PUBLIC

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                                                                     EXHIBIT 3.2

                            ARTICLES OF MERGER FOR
                           URREA ENTERPRISES, INC.,
                             A NEVADA CORPORATION

    Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, URREA Enterprises, Inc., a Nevada corporation (the "Corporation"), hereby adopts and files the following Articles of Merger as the surviving corporation to the merger of Edulink, Inc., a California corporation ("EduLink"), with and into the Corporation:

     FIRST: The name and place of incorporation of each corporation which is a party to this merger is as follows:

     Name:                             Place of Incorporation
     -----                             ----------------------
     URREA Enterprises, Inc.           Nevada
     EduLink, Inc.                     California

     SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and EduLink, Inc., has been adopted by the Board of Directors of the Corporation and EduLink.

     THIRD: The approval of the shareholders of the Corporation and EduLink was required to effectuate the merger. The number of shares of stock outstanding in each of the corporations (and the number of votes entitled to be cast) as of the date of the adoption of the Plan was as follows:

Entity                      Type of Shares     Number of Shares Outstanding
------                      --------------     ----------------------------
URREA Enterprises, Inc.     Common             5,180,450
EduLink, Inc.               Common             3,400,000

     The number of shares of stock of each corporation which voted for and against the Plan was as follows:

Entity                     Type of Shares     For         Against
------                     --------------     ---         -------
URREA Enterprises, Inc.    Common             4,010,000   0
EduLink, Inc.              Common             2,912,500   0

     FOURTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

     FIFTH: Following the merger Article I and Article IV to the Articles of Incorporation of the surviving corporation shall be amended as follows:

               A. Delete Article I in its entirety and substitute in its place the following:

                                  ARTICLE I

     The name of the Corporation is EduLink, Inc.

               B. Delete Article IV in its entirety and substitute in its place the following:

                                  ARTICLE IV

          The amount of the total authorized capital stock of the Corporation is 1,500,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

          The Corporation is authorized to issue 1,500,000,000 shares of common stock, par value $.001 per share.

     SIXTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

     SEVENTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

     EIGHTH: The merger will be effective upon the filing of the Articles of Merger.

     DATED this 27th day of October, 1999.

                                URREA ENTERPRISES, INC., a Nevada corporation

                                By /s/ Martin Goicoechea
                                ----------------------------
                                Martin Goicoechea, President

                                By /s/ John W. Peters
                                -----------------------------------
                                John W. Peters, Secretary/Treasurer

                                                                     EXHIBIT 3.3

                                     BY-LAWS
                                       OF
                                  EDULINK, INC.

                                     OFFICES

     Section 1. The principal office of the Corporation shall be located at 450
N. Roxbury Drive, Beverly Hills, CA 90210. The corporation may have such other offices, either within or without the State of Nevada as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     The registered office of the Corporation required by the Nevada Business Corporation Act to be maintained in the State of Nevada may be, but need not be, identical with the principal offices, if any, State of Nevada, and the address of the registered office may be changed, from time to time, by the Board of Directors.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of stockholders shall be held at the principal office of the Corporation or at such other places on the third Friday of June or at such other times as the Board of Directors may, from time to time, determine. If the day so designated falls upon a legal holiday then the meeting shall be held upon the first day thereafter. The Secretary shall serve personally or by mail a written notice thereof, not less than ten (10) nor more than fifty (50) days previous to such meeting,

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addressed to each stockholder at his address as it appears on the stock book;
but at any meeting at which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

     Section 2. Special Meetings. Special meeting of stockholders other than those regulated by statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the place, day and hour and the purpose for which it is called, shall be served personally or by mail, not less than ten (10) days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of stockholders representing not less than ten percent (10) of the capital stock of the Corporation entitled to vote at the meeting. The President may in his direction call a special meeting of stockholders upon ten (10) days notice.

     Section 3. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend; or in order to make a determination of stockholders for nay other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for at least ten (10) days immediately preceding such

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meeting. In lieu of closing the stock transfer books, the board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty (30) days, and in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed, and no record date is fixed for the determination of stockholders entitled to receive notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination as to stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 4. Voting. At all meetings of the stockholder of record having the right to vote, subject to the provisions of Section 3, each stockholder of the Corporation is entitled to one (1) vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation. Votes may be cast in person or by written authorized proxy.

     Section 5. Proxy. Each proxy must be executed in writing by the stockholder of the Corporation or his duly authorized attorney. Such proxy shall be filed with the Secretary of the Corporation

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before or at the time of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

     Every proxy shall be revocable at the discretion of the person executing it or of his personal representatives or assigns.

     Section 6. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy without a transfer of such shares into his name. Shares tending in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be bored by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.

     Shares of its own stock belonging to the Corporation or held

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by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 7. Election of Directors. At each election for Directors, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him.

     Section 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.

     If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting, from time to time, until the quorum shall be present or represented. At such rescheduled meeting at which a quorum specified item of business may be transacted which might have been transacted at the meeting as originally notified.

     The number of votes or consents of the holders of any class of stock having voting power which shall be necessary for the transaction of any business or any specified item of business at any meeting of stockholders, or the giving of any consent, shall be a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy.

     Section 9. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be

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taken at a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

                                  ARTICLE III
                                   DIRECTORS

     Section 1. Number. The affairs and business of this Corporation shall be managed by a Board of Directors. The first Board of Directors shall consist of three (3) members. Thereafter the number of directors may be increased to not more than nine (9) by resolution of the Board of Directors. Directors need not be residents of the State of Utah and need not be stockholders of the Corporation.

     Section 2. Election. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the Stockholders held for that purpose.

     Section 3. Term of Office. The term of office of each of the Directors shall be one (1) year, which shall continue until his successor has been elected and qualified.

     Section 4. Duties. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, except as herein provided in
Section 1, regularly convened, by a majority, and may adopt such rules and regulations for the conduct of meetings and the management of the Corporation, as may be deemed

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proper, so long as it is not inconsistent with these Bylaws and the Laws of the
State of Utah.

     Section 5. Directors' Meetings. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the stockholders, and at such other time and places as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President or the Secretary upon the written request of two 2) Directors.

     Section 6. Notice of Meetings. Notice of meetings other than the regular annual meeting shall be given by service upon each Director in person, or by mailing to him at his last known address, at least three (3) days before the date therein designated for such meeting, including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any Directors' meeting at which a quorum of the Board of Directors shall be present (although held without notice), any and all business may be transacted which might have been transacted if the meeting had been duly called if a quorum of the Directors waive or are willing to waive the notice requirements of such meeting.

     Any Directors may waive notice of any meeting under the provisions of
Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of

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objecting to the transaction of any business because the meeting is not lawfully convened or called.

     Section 7. Voting. At all meetings of the Board of Directors, each Director is to have one (1) vote. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 8. Vacancies. Vacancies in the board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority of the remaining Directors.

     Section 9. Removal of Directors. Any one or more of the Directors may be removed, with or without cause, at any time, by a vote of the stockholders holding a majority of the stock, at any special meeting called for that purpose.

     Section 10. Quorum. The number of Directors who shall be present at any meeting of the board of directors in order to constitute a quorum for the transaction of any business or any specified item of business shall be a majority.

     The number or votes of directors that shall be necessary for the transaction of any business of any specified item of business at any meeting of the Board of Directors shall be a majority.

     If a quorum shall not be present at any meeting of the board of directors, those present may adjourn the meeting, from time to time, until a quorum shall be present.

     Section 11. Executive Committee. By resolution of the Board of Directors and at their option, the Directors may designate an Executive Committee which includes at least three (3) Directors, to

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manage and direct the daily affairs of the Corporation. Said Executive Committee shall have and may exercise all of the authority that is vested in the Board of Directors as if the Board of Directors were regularly convened, except that the Executive Committee shall not have authority to amend these By-Laws.

     At all meetings of the Executive Committee, each member of said committee shall have one (1) vote and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee.

     The number of Executive Committee members who shall be present at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business or any specified item of business shall be a majority.

     The number of votes of Executive Committee members that shall be necessary for the transaction of any business or any specified item of business at any meeting of the Executive Committee shall be a majority.

     Section 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or each may be paid a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed

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to have assented to the action taken unless his dissent is entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Number. The officers of the Corporation shall be: President, Vice-President, Secretary, and Treasurer, and such assistant Secretaries as the President shall determine. An officer may hold more than one (1) office.

     Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately following the meeting of the stockholders, and shall hold office for the term of one (1) year or until their successors are duly elected. Officers need not be members of the Board of Directors.

     The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as, from time to time, shall be prescribed by the Board.

     Section 3. Duties of Officers. The duties and powers of the officers of the Corporation shall be as follows:

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                                   PRESIDENT

     The President shall, when present, preside at all meetings of the stockholders and Directors. He shall present at each annual meeting of the stockholders and Directors, a report of the condition of the business of the Corporation. He shall cause to be called regular and special meetings of the stockholders and Directors in accordance with these Bylaws. He shall appoint and remove, employ and discharge, and fix the compensation of all agents, employees, and clerks of the corporation other than the duly appointed officers, subject to the approval of the Board of Directors. He shall sign and make all contracts and agreements in the name of the Corporation, subject to the approval of the Board of Directors. He shall see that the books, reports, statements and certificates required by the statutes are properly kept, made and filed according to law. He shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer; and he shall enforce these By-laws and perform all the duties incident to the position and office, and which are required by law.

                                 VICE PRESIDENT

     During the absence or inability of the President to render and perform his duties or exercise his powers, as set forth in these Bylaws or in the acts under which the Corporation is organized, the same shall be performed and exercised by the Vice-President; and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such President.

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                                   SECRETARY

     The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books, provided for that purpose. He shall give and serve all notices of the Corporation. He shall be custodian of the records and of the corporate seal and affix the latter when required. He shall keep the stock and transfer books in the manner prescribed By-laws, so as to show at all times the amount of capital stock issued and outstanding; the manner and the time compensation for the same was paid; the names of the owners thereof, alphabetically arranged; the number of shares owned by each; the time at which each person became such owner; and the amount paid thereon; and keep such stock and transfer books open daily during the business hours of the office of the corporation, subject to the inspection of any stockholder of the corporation, and permit such stockholder to make extracts from said books to the extent prescribed by law. He shall sign all certificates of stock. He shall present to the Board of Directors their stated meetings all communications addressed to him officially by the President or any officer or stockholder of the Corporation; and he shall attend to all correspondence and perform all the duties incident to the office of Secretary.

                                   TREASURER

     The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such

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bank or banks, trust company or trust companies or safe deposit vaults as the
Board of Directors may designate. He shall exhibit at all reasonable times his books and accounts to any Director or stockholder of the Corporation upon application at the office of the Corporation during business hours. He shall render a statement of the conditions of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the annual meeting of the Stockholders. He shall keep, at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require. He shall do and perform all duties appertaining to the office of Treasurer. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security or bond for the Faithful discharge of his duties as the Board may direct. He shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

     Section 4. Bond. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the board may direct.

     Section 5. Vacancies. How Filled. All vacancies in any office shall be filled by the Board of Directors without undue delay, either at its regular meeting or at a meeting specifically called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors

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may deem sufficient, the Board may, except as specifically otherwise provided in these By-laws, delegate the power or duties of such officers to any other officer or Director for the time being; provided, a majority of the entire Board concur therein.

     Section 6. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

     Section 7. Removal of Officers. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                   ARTICLE V
                             CERTIFICATES OF STOCK

     Section 1. Description of Stock Certificates. The certificates of stock representing shares shall be in such form as shall be determined by the Directors and shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owing the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name, number of shares and date of issue. They shall be signed by the President or Vice-President, and countersigned by the Secretary or Treasurer and sealed with the Seal of the Corporation.

     Section 2. Transfer of Stock. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said

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books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the secretary. In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate may be issued. No transfer shall be made upon the books of the corporation within ten
(10) days next preceding the annual meeting of the stockholders.

     Section 3. Lost Certificates. If a stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may, at its discretion, direct a new certificate or certificates to be issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such form and with such securities if any that the Board may require.

                                   ARTICLE VI
                                      SEAL

     Section 1. Seal. The seal of the Corporation shall be as follows:

                                  ARTICLE VII
                                   DIVIDENDS

     Section 1. When Declared. The Board of Directors shall by vote declare dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's

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affairs will render it expedient for such dividends to be declared.

     Section 2. Reserve. The Board of Directors may set aside, out of the net profits of the Corporation available for dividends, such sum or sums (before payment of dividends) as the Board, in their absolute discretion, think proper as a reserve fund, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and they may abolish or modify any such reserve in the manner which it was created.

                                  ARTICLE VIII
                                INDEMNIFICATION

     Section 1. Any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of the Corporation, or of any corporation which he, the testator, or intestate served as such at the request of the Corporation, shall be indemnified by the Corporation against expenses reasonably incurred by him or imposed on him in connection with or resulting from the defense of such action, suit, or proceeding and in connection with or resulting from any appeal thereon, except with respect to matters as to which it iS adjudged in such action, suit or proceeding that such officer, Director, or employee was liable to the Corporation, or tO such other corporation, for negligence of misconduct in the performance of his duty. As used herein the term "expense" shall

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include all obligations incurred by such person for the payment of money, including without limitation, attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit, or proceedings, except amounts paid to the Corporation or such other corporation by him.

     A judgment or conviction whether based on plea of guilty or nolo contendere or its equivalent, or after trial, shall not of itself be deemed an adjudication that such Director, officer or employee is liable to the Corporation, or such other corporation, for negligence of misconduct in the performance of his duties. Determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-laws or by any of the following procedures:

     a) order of the Court or administrative body or agency having jurisdiction on the action, suit, or proceeding

     b) resolution adopted by a majority of the quorum of the Board of Directors of the Corporation without counting in such majority any Directors who have incurred expenses in connection with such action, suit or proceeding

     c) if there is no quorum of Directors who have not incurred expense in connection with such action, suit, or proceeding, then by resolution adopted by a majority of the committee of stockholders and Directors who have not incurred such expenses appointed by the Board of Directors

     d) resolution adopted by a majority of the quorum of the Directors entitled to vote at any meeting; or

     e) order of any Court having jurisdiction over the Corporation.

     Any such determination that a payment by way of

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indemnification should be made will be binding upon the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, officers and employees of the Corporation and other person above mentioned may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, Agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under this Article. The provisions of this Article shall apply to any member of any committee appointed by the Board of Directors as fully as though each person had been Director, officer or employee of the Corporation.

                                   ARTICLE X
                                   AMENDMENTS

     Section 1. How Amended. These By-laws may be altered, amended, repealed or added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose, provided a quorum of the Directors as provided by law and by the Articles of Incorporation, are present at such regular meeting or special meeting. These By-laws and amendments thereto and new By-laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                   ARTICLE XI
                                  FISCAL YEAR

     Section 1. Fiscal Year. The fiscal year shall begin January 1 and end December 31.


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                                  ARTICLE XII
                                WAIVER OF NOTICE

     Section 1. Whenever any notice is required to be given to any shareholders or Directors of the Corporation under the provisions of these By-laws or under the Articles of Incorporation under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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